EXHIBIT 99.4

EXECUTION DRAFT

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE made as of December 3, 2020.

BETWEEN:

CALDAS GOLD CORP., a company existing under the laws of the Province of British Columbia (hereinafter called the "Corporation")

- and -

ODYSSEY TRUST COMPANY, a trust company existing under the laws of Alberta and registered to carry on business in  the Provinces of Alberta and British Columbia (hereinafter called the "Warrant Agent")

WHEREAS the Corporation and the Warrant Agent entered into a warrant indenture dated as of July 29, 2020, as may be supplemented or amended from time to time (the "Warrant Indenture"), pursuant to which the Corporation issued 22,222,222 common share purchase warrants of the Corporation (each a "Warrant" and, collectively, the "Warrants"), in accordance with the terms and conditions thereof, with each Warrant entitling the holder thereof to purchase one common share of the Corporation, all in accordance with the terms and conditions of the Warrants;

AND WHEREAS pursuant Section 8.1(a) of the Warrant Indenture, the Warrant Agent and the Corporation are permitted to enter into supplemental indentures providing for the issuance of additional Warrants under the Warrant Indenture;

AND WHEREAS the Corporation and the Warrant Agent entered into a first supplemental indenture dated as of August 26, 2020 (the "First Supplemental Indenture"), pursuant to which the Corporation issued 16,613,200 Warrants, in accordance with the terms and conditions thereof and the Warrant Indenture;

AND WHEREAS references in this Second Supplemental Indenture to the Warrant Indenture, for greater certainty, mean the Warrant Indenture as modified and supplemented by the First Supplemental Indenture;

AND WHEREAS pursuant to the terms of a non-brokered private placement to be completed by the Corporation, the Corporation proposes to issue and sell up to an aggregate of 37,777,778 subscription receipts of the Corporation (each a "Subscription Receipt" and, collectively, the "Subscription Receipts"), at a purchase price of $2.25 per Subscription Receipt, for aggregate gross proceeds of $85,000,000 (the "Offering"). The Subscription Receipts will be created and issued pursuant to a subscription receipt agreement (the "Subscription Receipt Agreement"), dated the date hereof, entered into between the Corporation, Aris Gold Corporation, in its capacity as subscribers' representative thereunder, and Odyssey Trust Company, in its capacity as subscription receipt agent thereunder.

AND WHEREAS each Subscription Receipt issued pursuant to the Offering will entitle the holder thereof to receive one unit of the Corporation (each, a "Unit" and, collectively, "Units") upon the conversion thereof in accordance with the Subscription Receipt Agreement, with each such Unit to be comprised of one common share in the capital of the Corporation (each, a "Common Share" and, collectively, "Common Shares") and one Warrant;

AND WHEREAS for the purpose the Offering, the Corporation deems it necessary to create and issue Warrants to be constituted and issued in the manner hereinafter set forth;

AND WHEREAS this Second Supplemental Indenture has been executed and delivered by the Warrant Agent and the Corporation by way of a supplemental indenture to modify and supplement the provisions of the Warrant Indenture;

AND WHEREAS all acts and deeds necessary have been done and performed to make the Warrants, when created and issued as provided in this Second Supplemental Indenture, legal, valid and binding upon the Corporation with the benefits and subject to the hereof and the Warrant Indenture;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Warrant Agent;

NOW THEREFORE, in consideration of the premises and the covenants of the parties it is hereby agreed and declared as follows:

ARTICLE I

INTERPRETATION

1.1 Definitions.

In this Second Supplemental Indenture, all terms contained herein which are defined in the Warrant Indenture, as supplemented hereby, shall, for all purposes hereof, have the meanings given to such terms in the Warrant Indenture, as supplemented hereby, unless the context otherwise specifies or requires.

1.2 Interpretation.

In this Second Supplemental Indenture, "this Second Supplemental Indenture", "hereof", "hereby" and similar expressions refer to this Second Supplemental Indenture and not to any particular Article, Section or other portion hereof, and include any and every instrument supplemental or ancillary hereto or in implementation hereof.

1.3 Gender and Number.

Unless herein otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.4 Interpretation not Affected by Headings, etc.

The division of this Second Supplemental Indenture into Articles, Sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Second Supplemental Indenture.

1.5 Time of the Essence.

Time shall be of the essence in all respects in this Second Supplemental Indenture.

1.6 Severability.

In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, all of which shall remain in full force and effect.

1.7 Conflicts.

In the event of any conflict between the provisions of this Second Supplemental Indenture and the Warrant Indenture or Warrants, the provisions of this Second Supplemental Indenture will govern.

1.8 Applicable Law.

This Second Supplemental Indenture shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

1.9 Requirement of Writing.

This Second Supplemental Indenture may not be amended, modified or waived except by written instrument signed by the Corporation and the Warrant Agent to this Second Supplemental Indenture.

1.10 Successors and Assigns.

This Second Supplemental Indenture shall enure to the benefit of and be binding upon the Corporation and the Warrant Agent hereto and their respective successors and assigns.

1.11 Counterparts and Electronic Copies.

(a) This Second Supplemental Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and, notwithstanding their date of execution, they shall be deemed to be dated as of the date hereof.

(b) Each of the parties hereto shall be entitled to rely on delivery of a PDF or other electronic copy of this Second Supplemental Indenture and acceptance by each such party of any such PDF or other electronic copy shall be legally effective to create a valid and binding agreement between the parties hereto in accordance with the terms hereof.

ARTICLE II

SUPPLEMENTAL INDENTURE

2.1 Supplemental Indenture.

This Second Supplemental Indenture is supplemental to the Warrant Indenture and the Warrant Indenture shall henceforth be read in conjunction with this Second Supplemental Indenture and the Warrant Indenture and this Second Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Warrant Indenture and this Second Supplemental Indenture were contained in the one instrument.

2.2 Supplements and Amendments.

(1) Definitions.

For the purposes of this Second Supplemental Indenture and Warrants issued pursuant to this Second Supplemental Indenture:

"Issue Date" for a particular Warrant means such date on which such Warrant is issued on conversion of a Subscription Receipt in accordance with the Subscription Receipt Agreement;

"U.S. Purchaser" means: (a) any U.S. Person that purchased Subscription Receipts; (b) any person that purchased Subscription Receipts on behalf of any U.S. Person or any person in the United States; (c) any purchaser of Subscription Receipts that received an offer of the Subscription Receipts while in the United States; (d) any person that was in the United States at the time the Subscription Receipts purchaser's buy order was made or the subscription agreement for Subscription Receipts was executed or delivered;

(2) Creation, Issue and Adjustment of Warrants.

The following new Section 2.1(4) is hereby added immediately following Section 2.1(3) of the Warrant Indenture:

"(3) A total of 37,777,778 Warrants, in addition to those Warrants set out in Sections 2.1(1), 2.1(2), and 2.1(3), entitling the holders thereof to acquire an aggregate of 37,777,778 Warrant Shares, are hereby authorized to be created and authorized to be issued in accordance with the terms and conditions hereof."

(3) Legends.

For the purposes of Warrants issued pursuant to this Second Supplemental Indenture, a new Section 2.9(2).2 is hereby added immediately following Section 2.9(2) of the Warrant Indenture (and, for greater certainty, Sections 2.9(2) and 2.9(2).1 shall not apply to such Warrants):

"(2).2 Each Warrant (and the Warrant Share issued upon exercise of such Warrant) and any Warrant issued in exchange therefor or in substitution thereof (if issued prior to the date that is four months and one day after the date of issue of the Subscription Receipts shall bear or be deemed to bear the following legend or such variations thereof as the Corporation may prescribe from time to time:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY AND ANY SECURITY ISSUED ON EXERCISE HEREOF MUST NOT TRADE THE SECURITY BEFORE APRIL 4, 2021."

provided that, if, at any time, in the opinion of counsel to the Corporation, such legend is no longer necessary or advisable under applicable Securities Laws, or the holder of any such legended certificate, at the holder's expense, provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of counsel satisfactory to the Corporation) to the effect that such legend is not required, such legended certificate may thereafter be surrendered to the Corporation in exchange for a certificate which does not bear such legend."

(4) U.S. Restrictions; Legended Certificates.

For the purposes of Warrants issued pursuant to this Second Supplemental Indenture, a new Section 3.3(1)(b).2 is hereby added immediately following Section 3.3(1)(b).1 of the Warrant Indenture (and, for greater certainty, Section 3.3(1)(b) shall not apply to such Warrants):

"(b).2 a written certification that the Warrantholder is the original U.S. Purchaser and: (a) purchased the Subscription Receipts directly from the Corporation pursuant to a duly executed subscription agreement (including any required certifications set forth therein) for the purchase of Subscription Receipts; (b) is exercising the Warrants solely for its own account or for the account of the original beneficial purchaser, if any; (c) each of it and any beneficial purchaser was on the date the Subscription Receipts were purchased from the Corporation, and is on the date of exercise of the Warrants, an Accredited Investor; and (d) all the representations, warranties and covenants set forth in the written and dulyexecuted subscription agreement (including any required certifications set forth therein) made by the Warrantholder for the purchase of Subscription Receipts from the Corporation continue to be true and correct as if duly executed as of the date thereof;"

For the purposes of Warrants issued pursuant to this Second Supplemental Indenture, a new Section 3.3(4).2 is hereby added immediately following Section 3.3(4).1 of the Warrant Indenture (and, for greater certainty, Sections 3.3(4) and 3.3(4).1 shall not apply to such Warrants):

"(4).2 Warrant Shares issued upon the exercise of Warrants prior to the date that is four months and one day after the date of issue of the Subscription Receipts shall bear or be deemed to bear the following legend:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE APRIL 4, 2021."

(5) General Covenants.

The following new Section 5.2(g).2 is hereby added immediately following Section 5.2(g).1 of the Warrant Indenture:

"5.2(g).2 it will use commercially reasonable efforts to list the Warrants underlying the Subscription Receipts on the TSXV following the Release Date (as such term is defined under the Subscription Receipt Agreement);"

(6) Schedule "A" - Form of Warrant.

For the purposes of Warrants issued pursuant to this Second Supplemental Indenture:

The following legend, as required under Section 2.9(2).2 of the Warrant Indenture, shall be inserted:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE APRIL 4, 2021."

Box B of the WARRANT EXERCISE FORM shall be deleted and replaced with the following:

"The undersigned holder is the original U.S. Purchaser and: (a) purchased the Subscription Receipts directly from the Corporation pursuant to the a duly executed subscription agreement, dated December 3, 2020 for the purchase of Subscription Receipts; (b) is exercising the Warrants solely for its own account or for the account of the original beneficial purchaser, if any; (c) each of it and any beneficial purchaser was, on the date the Subscription Receipts were purchased from the Corporation, has continued to be and is on the date of exercise of the Warrants, an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act; and (d) all the representations, warranties and covenants set forth in the original written and duly executed subscription agreement (including any required certifications set forth therein) made by the undersigned for the purchase of Subscription Receipts from the Corporation continue to be true and correct as if duly executed as of the date hereof;"

The definition of "U.S Purchaser" set out in the WARRANT EXERCISE FORM shall be deleted and replaced with the following:

"U.S. Purchaser" is: (a) any U.S. Person that purchased Subscription Receipts; (b) any person that purchased Subscription Receipts on behalf of any U.S. Person or any person in the United States; (c) any purchaser of Subscription Receipts that received an offer of the Subscription Receipts while in the United States; (d) any person that was in the United States at the time the Subscription Receipts purchaser's buy order was made or the subscription agreement for Subscription Receipts was executed or delivered."

ARTICLE III

MISCELLANEOUS PROVISIONS

3.1 Confirmation of Warrant Indenture

On the date hereof, the Warrant Indenture shall be supplemented in accordance with this Second Supplemental Indenture, and this Second Supplemental Indenture shall form part of the Warrant Indenture for all purposes, and the holder of every Warrant heretofore or hereafter authenticated and delivered under the Warrant Indenture shall be bound thereby. The Warrant Indenture, as supplemented by this Second Supplemental Indenture, shall remain in full force and effect as supplemented by this Second Supplemental Indenture and is in all respects ratified and confirmed. Except as specifically amended by this Second Supplemental Indenture, all other terms and conditions of the Warrant Indenture shall remain in full force and unchanged.

3.2 Acceptance.

The Warrant Agent hereby accepts this Second Supplemental Indenture declared and provided and agrees to perform the same upon the terms and conditions set forth herein and in the Warrant Indenture, as supplemented and amended hereby.

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IN WITNESS WHEREOF the parties hereto have executed this Second Supplemental Indenture as of the day and year first above written.

CALDAS GOLD CORP.

By:	(signed) "Michael Davies"
Name: Michael Davies
Title: Chief Financial Officer

ODYSSEY TRUST COMPANY

By:	(signed) "Dan Sander"
Name: Dan Sander
Title: VP, Corporate Trust

By:	(signed) "Amy Douglas"
Name: Amy Douglas
Title: Director, Corporate Trust